FOSTER WHEELER LTD.
Offer to Exchange up to 6,149,705.76 Common Shares
for
Any and All Outstanding 9.00% Preferred Securities, Series I
Issued by FW Preferred Capital Trust I (Liquidation Amount $25 per Trust Security)
and Guaranteed by Foster Wheeler Ltd. and Foster Wheeler LLC, including accrued dividends

Pursuant to the Offer to Exchange Dated June 30, 2005

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JULY 29, 2005, WHICH WE REFER TO AS THE EXPIRATION DATE, UNLESS EXTENDED BY US. YOU MAY REVOKE YOUR TENDER AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

.June 30, 2005

To Our Clients:

     Enclosed for your consideration are the Offer to Exchange, dated June 30, 2005 (the “Offer to Exchange”), and the related Letter of Transmittal (the “Letter of Transmittal”) in connection with the offer by Foster Wheeler Ltd. (the “Company”), to exchange (the “Exchange Offer”) its Common Shares (the “Common Shares”) for any and all outstanding shares of 9.00% Preferred Securities, Series I of FW Preferred Capital Trust I (Liquidation Amount $25 per Trust Security) (the “Trust Securities”) subject, in each case, to the procedures and limitations described in the Offer to Exchange and the Letter of Transmittal. This material relating to the Exchange Offer is being forwarded to you as the beneficial owner of Trust Securities carried by us for your account or benefit but not registered in your name. A tender of such Trust Securities can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Trust Securities held by us for your account.

     We request instructions as to whether you wish us to tender any or all of the Trust Securities held by us for your account, upon the terms and subject to the conditions set forth in the Exchange Offer. We also request that you confirm that we may on your behalf make the representations contained in the Letter of Transmittal.

     If you wish to have us tender any or all of your Trust Securities, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Trust Securities, all such Trust Securities will be tendered unless otherwise specified on the reverse side of this letter. Your instructions should be forwarded to us in sufficient time to permit us to submit a tender on your behalf prior to the Expiration Date of the Exchange Offer.

INSTRUCTIONS WITH RESPECT TO THE
OFFER TO EXCHANGE

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer.

     This will instruct you to tender the number of Trust Securities indicated below (or if no number is indicated below, all Trust Securities) that are held by you for the account of the undersigned.

     Aggregate Liquidation Amount of Trust Securities to be Tendered*: ______

Date: ______________ , 2005

Signature(s)

Print Name(s)

Print Address(es)

Area Code and Telephone Number

Tax ID or Social Security Number

* Unless otherwise indicated, it will be assumed that all Trust Securities held by us for your account are to be tendered.

          If the undersigned instructs you to tender the Trust Securities held by you for the account of the undersigned, it is understood that you are authorized:

          (a) to make on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that:

          (i) the undersigned's principal residence is in the state of (fill in state) ,

          (ii) the undersigned has full power and authority to tender, exchange, assign and transfer the Trust Securities tendered, and Foster Wheeler Ltd. will acquire good and unencumbered title to the Trust Securities being tendered, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale arrangements or other obligations relating to their sale or transfer, and are not subject to any adverse claim when the Trust Securities are accepted by Foster Wheeler Ltd.

          (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and

          (c) to take any other action as necessary under the Offer to Exchange or the Letter of Transmittal to effect the valid tender of the Trust Securities.

PLEASE RETURN THIS FORM TO THE BROKERAGE
FIRM MAINTAINING YOUR ACCOUNT